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Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q of Ventas, Inc. (the "Company") for the period ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard A. Schweinhart, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 27, 2012

/s/ RICHARD A. SCHWEINHART Richard A. Schweinhart Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and
Exchange Commission or its staff upon request.

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  Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002